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                                                                    EXHIBIT 4.11

                                 FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                            MIRACOR DIAGNOSTICS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

NO. W-___ JULY 14, 2004

                            VOID AFTER JULY 14, 2009

THIS CERTIFIES THAT, for value received, , with its principal office at , its successors or assigns (the "HOLDER"), is entitled to subscribe for and purchase at the Exercise Price (defined below) per share from MIRACOR DIAGNOSTICS, INC., a Utah corporation, with its principal office at 9191 Towne Centre Drive, Suite 400, San Diego, CA 92122 (the "COMPANY") up to ( ) shares of the Common Stock of the Company (the "COMMON Stock").

This warrant shall be immediately exercisable for that number of shares of Common Stock specified above (subject to adjustment as provided in Section 4 hereof).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         (a) "EXERCISE PERIOD" shall mean the period commencing with the date hereof and ending at 5:00 p.m. Eastern Standard Time five (5) years from the date hereof, unless sooner terminated as provided below.

         (b) "EXERCISE PRICE" shall be Fifty-Five Cents ($0.55), subject to adjustment pursuant to Section 4 below. All references to the Exercise Price herein shall mean the Exercise Price as so adjusted.

         (c) "TRADING DAY" shall mean (i) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (ii) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be quoted thereon or (iii) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.





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         (d) "CURRENT MARKET PRICE" shall be deemed to be the average of the last reported sale prices for the ten (10) consecutive Trading Days preceding the date in question.

         (e) "EXERCISE SHARES" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.  EXERCISE OF WARRANT.

2.1 EXERCISE PROCEDURES. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

         (a) An executed Notice of Exercise in the form attached hereto;

         (b) Payment of the Exercise Price either (i) in cash or by check, or
         (ii) by cancellation of indebtedness; and

         (c) This Warrant.

The date of delivery to the Company of the foregoing items shall be the effective date of the exercise of this Warrant (the "EFFECTIVE DATE").

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons identified by the Holder, if the Holder so designates, shall be issued and delivered to the Holder promptly after the rights represented by this Warrant shall have been so exercised, together with an amount of cash in lieu of any fraction of a share as provided in paragraph 6 below. If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Exercise Shares shall be executed by the Company. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to paragraph 8 hereof as may be directed in writing by the Holder and deliver the new Warrant to the person or persons entitled to receive the same.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the

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Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

2.2 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

       X  =  Y(A-B)
             ------
               A

Where X =         the number of shares of Common Stock to be issued to the
                  Holder

Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = the fair market value of one share of the Common Stock (at the date immediately preceding the date on which the Holder satisfied the delivery obligations set forth in Section 2.1)

B =               Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be:

         (a) the average daily Market Price (as defined below) for one share of Common Stock during the period of the most recent ten (10) Trading Days, ending on the last business day before the Effective Date; or

         (b) if no class of Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the fair market value shall be the Market Price on the last business day before the effective date of exercise of the Warrant.

If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "NATIONAL MARKET SYSTEM") or the Small Cap System (the "SMALL CAP") of the Nasdaq, the Market Price as of a specified day shall be the last reported sale price of Common Stock on such exchange or on the National Market System or the Small Cap on such date or if no such sale is made on such day, the

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mean of the closing bid and asked prices for such day on such exchange or on the
National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the Nasdaq or
(y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Market Price as of a specified day shall be determined in good faith by the Board of Directors of the Company. If the Holder shall object to any determination by the Board of Directors of the Market Price, the Market Price shall be the fair market value per share of the Common Stock as determined by an independent appraiser retained by the Holder at its expense and reasonably acceptable to the Company; provided, however, that if the Market Price as determined by such appraiser shall differ from the Market Price determined by the Board of Directors by more than ten percent (10%), the Company shall bear the expense of such appraiser.

3.  COVENANTS OF THE COMPANY.

3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free and clear from all taxes, liens, security interests, charges and other encumbrances and restrictions on sale other than as is provided in Section 5.5(a) of the Purchase Agreement (as defined below). The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the full exercise of this Warrant, the Company will take such corporate action as is, in the opinion of its counsel, necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

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4.1  CERTAIN ADJUSTMENT EVENTS.

         (a) In the event of changes in the outstanding Common Stock after April 26, 2004 (the "ESCROW DATE") by reason of stock dividends, distributions payable in Common Stock, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

         (b) In the event the number of shares of Common Stock issuable upon conversion of the Company's Series A Preferred Stock (the "CONVERSION SHARES") is increased due to an adjustment pursuant to the terms of the Company's Certificate of Designation for the Series A Preferred Stock, then the number of shares of Common Stock available under this Warrant in the aggregate shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the number of additional shares equivalent to Thirty Percent (30%) of a share of Common Stock for each additional Conversion Share such Holder is deemed to hold.

4.2  ADDITIONAL SHARES ISSUED BELOW THE EXERCISE PRICE.

         (a) If at any time or from time to time after the Escrow Date, the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock (as defined below), other than as a dividend or other distribution as provided in Section 4.1 above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4.1 above, for a price less than the then effective Exercise Price, then in each such case, the Exercise Price shall be adjusted, as of the opening of business on the date of such issue or sale, to a price equal to the Effective Price of such Additional Shares of Common Stock. References to Common Stock in this Section 4.2 shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4.2. The "EFFECTIVE PRICE" of such Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Section 4.2, into the Aggregate Consideration (as hereinafter defined) received, or deemed to have been received, by the Company for such issuance or sale under this Section 4.2 for such shares of Additional Stock.

         (b) No adjustment shall be made to the Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this
         Section 4, that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Exercise Price.

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         (c) For purpose of making any adjustment required under this
         Section 4, the Aggregate Consideration received by the Company for any issue or sale of securities shall: (i) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and
         (iii) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options (the "AGGREGATE CONSIDERATION").

         (d) For the purpose of the adjustment required under this Section 4.2, if the Company issues or sells (i) stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); PROVIDED that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

                  (i) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments for which a corresponding adjustment is made hereunder, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

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                  (ii) No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, PROVIDED that such readjustment shall not apply to prior exercises of the Warrant or portions thereof.

         (e) "ADDITIONAL SHARES OF COMMON STOCK" DEFINED. For the purpose of making any adjustment to the Exercise Price required under this Section 4.2, "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4.2, whether or not subsequently reacquired or retired by the Company in connection with any new investments in the Company subsequent to the Closing, including without limitation subsequent rounds of private financing, other than: (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock; (ii) issuance of securities pursuant to the Company's stock-based employee compensation plans, so long as the aggregate amount of shares issued or reserved for issuance in respect of stock-based employee compensation plans never exceeds 18% of the Company's fully-diluted shares; (iii) securities issued in connection with any joint venture, strategic alliance, license agreement, marketing or other distribution agreement with respect to the Company's business or products or to any person with whom the Company has a similar relationship; (iv) securities issued pursuant to, or to finance, the acquisition of any business, product, technology, know-how whether by asset purchase, merger or otherwise.

4.3 EXTRAORDINARY DIVIDEND. In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to,
Section 4.1 hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the

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Current Market Price per share of Common Stock on such record date, less the fair market value of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock. Such fair market value shall be determined by the Board of Directors of the Company; PROVIDED that if the Holder shall object to any such determination, the Holder shall retain an independent appraiser reasonably satisfactory to the Company to determine such fair market value; provided, however, that if the Current Market Price as determined by such appraiser shall differ from the Current Market Price determined by the Board of Directors by more than ten percent (10%), the Company shall bear the expense of such appraiser. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

4.4 THIRD PARTY TENDER OFFER. If at any time or from time to time after the Escrow Date, a tender or exchange offer is made by a person other than the Company or one of its affiliates for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Offer Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanges shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (a) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to an maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (b) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Offer Expiration Time. In the event that the offeror is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price that would be then in effect if such tender or exchange offer had not been made.

4.5 ORGANIC CHANGES. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the

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Company's Common Stock shall be entitled to receive stock, securities, or other assets or property (an "ORGANIC CHANGE"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby assuming (a) such holder of Common Stock is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (the "CONSTITUENT PERSON"), or an affiliate of a Constituent Person and (b) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holders of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or other transfer (PROVIDED that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than the Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (the "NON-ELECTING SHARE"), then for purposes of this paragraph the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.6 CERTIFICATE AS TO ADJUSTMENT--NOTICE BY THE COMPANY. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, if applicable, (b) the number of Additional Shares of Common Stock, if applicable, and (c) the type and amount, if any, of other property which at the time would be received upon exercise of the Warrant.

5.  REPRESENTATIONS OF HOLDER.

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5.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring are being acquired for, and will be held for, its account only. 5.2 SECURITIES ARE NOT REGISTERED.

         (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

         (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or to comply with any exemption from such registration.

         (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

    5.3  DISPOSITION OF WARRANT AND EXERCISE SHARES.

         (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until
         Section 5.5 of the Unit Purchase Agreement by and between the Company and the Holder dated April 26, 2004 ("PURCHASE AGREEMENT") has been complied with in all respects and unless and until:

                  (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission (the "COMMISSION") stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                  (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition or with a Form 144 if the sale is being made pursuant to Rule 144 of the Securities Act, and if reasonably requested by the Company and the sale is not being

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                  made pursuant to Rule 144 of the Securities Act, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

         (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value (as determined in Section 2.2) of an Exercise Share by such fraction.

7. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

8. TRANSFER OF WARRANT. Subject to applicable laws and the restrictions on transfer set forth in the Purchase Agreement pursuant to which this Warrant was issued, this Warrant and all rights hereunder are transferable at any time in whole or from time to time in part, including as fractions of a warrant, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company (in the exercise of its reasonable discretion). Upon surrender of this Warrant to the Company, together with the attached Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. NOTICES, ETC. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by facsimile or mailed by first class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so sent by facsimile or mailed and shall be delivered as follows:

         (a)  if to the Company, to:

              Miracor Diagnostics, Inc.
              9191 Towne Centre Drive, Suite 400
              San Diego, CA 92122
              Attention: Chief Executive Officer

Or to such other person at such other place as the Company shall designate to the Holder in writing.

         (b) if to the Holder, at the Holder's address as specified in the Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. AMENDMENTS; WAIVERS. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. FRACTIONAL WARRANTS. The Company may sell or issue, and Holders may hold, own or transfer, fractions of warrants. Nothing in this Warrant shall prevent or restrict the application of the provisions of this Warrant to fractions of a warrant. Notwithstanding the foregoing, the Company will not issue fractional shares upon the exercise of this Warrant, as provided in Section 6 hereof.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July 14, 2004. Miracor Diagnostics, Inc.

By:       /s/ Ross S. Seibert

Name:     Ross S. Seibert

Title:    Chief Financial Officer

                               NOTICE OF EXERCISE

TO: MIRACOR DIAGNOSTICS, INC.

    (1) / / The undersigned hereby elects to purchase shares of the Common Stock of MIRACOR DIAGNOSTICS, INC. on the terms and conditions of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

    / / The undersigned hereby elects to purchase shares of the Common Stock of MIRACOR DIAGNOSTICS, INC. on the terms and conditions of, and pursuant to the net exercise provisions set forth in Section 2.2 of, the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

    (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

---------------------------------
(Name)

---------------------------------

---------------------------------
(Address)

---------------------------------             ---------------------------------
(Date)                                        (Signature)

                                              ---------------------------------
                                              (Print name)

                                 ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ________________________________________________________________________
(Please Print)

Address: ______________________________________________________________________
(Please Print)

Dated: ___________, 20__

Holder's
Signature: _____________________________________________

Holder's
Address: ________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.